SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

November 1, 2002
(Date of report)

PACIFIC SYSTEMS CONTROL TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

0-22833
(Commission File Number)

90-0013185
(IRS Employer ID)

100 Marine Parkway, Suite 325
Redwood Shores, California 94065
(Address of Principal Executive Offices)

(650) 688-5878
(Registrant's telephone number, including area code)

ITEM 5. Other Events.

On November 1, 2002, Pacific Systems Control Technology, Inc. ("Pacific") has signed an agreement with Holley Import and Export Company of Hangzhou, China ("Holley ImpExp") for the delivery of $20 million of four types of fully electronic and modularly designed electricity meters to China.  The transactions involves Holley ImpExp as the buyer, with products specifically designed and manufactured for Pacific and Holley ImpExp by International Utility Information Systems Corporation of Scotts Valley, California ("Utility Systems").  The total order of $20 million in meters will be divided into five releases to be delivered over a period of approximately two years starting in April 2003.  An affiliate of Holley ImpExp, Holley Holding USA Ltd., a the largest shareholder of Pacific.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PACIFIC SYSTEMS CONTROL TECHNOLOGY, INC.

/s/ ANTHONY CHAN
By: Anthony Chan
Chief Executive Officer

Dated: November 14, 2002

EXHIBITS

1. Supply Agreement For Four Types of Electronic Meters, dated as of November 1, 2002.